Contract Agreement

This Contractors Agreement is made on 25 /November / 2013

Parties **Axiom Corporation** a company incorporated in the Federal Republic Ethiopia having it's office at Hawassa City, Kebele 4 SNNP ,hereinafter referred to as (the "Company"),

Geoscience Consultancy PLC, a company incorporated in the Federal Republic of Ethiopia having it's office at [Bole subcity, wereda 6] hereinafter referred to as (the **"Contractor"**),

both the parties of the first and second parts being referred to singularly as (the **"Party"**) and collectively as (the **"Parties"**).

1. OBLIGATION OF CONTRACTOR

- Previous work assessment for potash resource in Afar Regional State.
- The contractor shall prepare exploration work program on potash to be submitted the Ministry of Mines.
- The contractor shall prepare Environmental Impact assessment work program
- The contractor shall be responsible for all necessary permits, licences and authorisations required from any Authority for the performance of the Services.

2. OBLIGATION OF COMPANY

- The company shall be responsible to pay as per the agreement
- The company shall provide information about the area of interest

3. INVOICING AND PAYMENT

- The company will pay 50 % **(38,950 Birr)** at the commencement of the work, the second payment 50% **(38,950 Birr)** at the submission of the proposal to the Ministry of Mines .

4. APPLICABLE LAW

This Agreement will be governed, construed and shall take effect in accordance with the laws of the Federal Republic of Ethiopia

In witness whereof, the Parties have executed this Agreement as of the date first above given.

Signed for and on behalf of the Company:

Axiom Corp.

Signed: AXIOM CORP.

Name:

Michael Tesfaye

Date: 17/12/2013

Signed for and on behalf of the Contractor:

Signed:

Name: Demerew Yirgu
General Manager

Date:: 17/12/2013